Exhibit 4.8

HLSS SERVICER ADVANCE RECEIVABLES TRUST,
as Issuer,
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary,
HLSS HOLDINGS, LLC,
as Administrator and as Servicer (on and after the MSR Transfer Date),
OCWEN LOAN SERVICING, LLC,
as a Subservicer and as Servicer (prior to the MSR Transfer Date),
BARCLAYS BANK PLC,
as Administrative Agent,

WELLS FARGO BANK, N.A.,
as Administrative Agent, and

CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent,

__________

AMENDMENT NO. 1
dated as of May 5, 2015
to the
SIXTH AMENDED AND RESTATED INDENTURE,
dated as of January 17, 2014
HLSS SERVICER ADVANCE RECEIVABLES TRUST

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED INDENTURE
This Amendment No. 1, dated as of May 5, 2015 (this “Amendment”), to that certain Sixth Amended and Restated Indenture, dated as of January 17, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”, and together with the Indenture Supplements, the “Indenture”), by and among HLSS Servicer Advance Receivables Trust, as issuer (the “Issuer”), Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS Holdings, LLC (“HLSS”), as administrator (in such capacity, the “Administrator”) and as servicer, on and after the related MSR Transfer Date (in such capacity, the “Servicer”), Ocwen Loan Servicing, LLC (“OLS”), as a subservicer (in such capacity, the “Subservicer”), and as servicer, prior to the related MSR Transfer Date (in such capacity, the “Servicer”), Barclays Bank PLC, as administrative agent, Wells Fargo Securities, LLC, as administrative agent, and Credit Suisse AG, New York Branch, as administrative agent (collectively, the “Administrative Agents”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Indenture.
RECITALS

WHEREAS, on the terms and conditions set forth herein, the Issuer has requested that the Indenture Trustee and the other parties hereto amend the Indenture as provided;
WHEREAS, Section 12.1(c) of the Indenture provides that the Indenture may be amended: (i) with the consent of the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent; (ii) with prior notice to each Note Rating Agency; (iii) with an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect, to, among other things, make any other provisions with respect to matters or questions arising under the Indenture; and (iv) with confirmation from each Note Rating Agency currently rating the Outstanding Notes that this Amendment will not cause a Ratings Effect on any Outstanding Notes;
WHEREAS, the Issuer wishes to amend the Indenture;
WHEREAS, the parties hereto hereby consent to, the amendments set forth herein; and
NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.Defined Terms. As used in this Amendment, capitalized terms have the same meanings assigned thereto in the Indenture.
SECTION 2.Amendments. The Indenture is hereby amended as of the Effective Date as follows:
(a)Section 1.1 of the Indenture is hereby amended by deleting the definition of “Eligible Account” in its entirety and replacing it with the following:
“Eligible Account: Any of (i) an account or accounts maintained with a depository institution with a short-term rating of at least “F1+” by Fitch, if rated by Fitch, and a long-term rating of at least “A” coupled with a short-term rating of at least “A-1” by S&P (or a long-term rating of at least “A+” if the short-term rating is not available), and that is (w) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws of the United States, (x) a banking or savings and loan association duly organized, validly existing and in good standing under the applicable laws of any state, (y) a national banking association duly organized, validly existing and in good standing under the federal banking laws of the United States, or (z) a principal subsidiary of a bank holding company; or (ii) a segregated trust account maintained in the trust department of a federal or state chartered depository institution or trust company in the United States, having capital and surplus of not less than $50,000,000, and meeting the rating requirements described in clause (i) above, acting in its fiduciary capacity. Any Eligible Accounts maintained with the Indenture Trustee shall conform to the preceding clause (ii).”
(b)Section 1.1 of the Indenture is hereby amended by replacing the reference to “Target Amortization Accumulation Account” in the first sentence of the definition of “Trust Account” with the following:
“Target Amortization Principal Accumulation Account”
(c)Section 4.3(d) of the Indenture is hereby amended by adding the following after the first sentence in the subsection:
“The P&I Advance Disbursement Account shall at all times qualify as an Eligible Account. If, at any time, the P&I Advance Disbursement Account has ceased to qualify as an Eligible Account, the Indenture Trustee shall within sixty (60) days of the actual knowledge of a Responsible Officer of the Indenture Trustee or through receipt of such notice to the Indenture Trustee that the P&I Advance Disbursement Account has ceased to qualify as an Eligible Account, establish a new P&I Advance Disbursement Account qualifying as an Eligible Account and transfer any cash and any investments on deposit into such newly established P&I Advance Disbursement Account.”

(d)Section 11.8 of the Indenture is hereby amended by deleting it in its entirety and replacing it with the following:
“There will at all times be an Indenture Trustee hereunder with respect to all Classes of Notes, which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority of the United States, and the long-term unsecured debt obligations of which are rated at least “BBB+” or equivalent rating from each Note Rating Agency then rating Outstanding Notes if such institution is rated by such Note Rating Agency, as applicable, or if such Note Rating Agency downgrades the Indenture Trustee below such minimum rating, the Indenture Trustee may obtain, at its own expense, a confirmation from such Note Rating Agency that downgraded the Indenture Trustee below such rating category that there is no Ratings Effect by reason of such downgrade to a lower rating. If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such bank or corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly Controlling, Controlled by, or under common Control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee ceases to be eligible in accordance with the provisions of this Section, it shall resign immediately upon failure to obtain such confirmation within a reasonable time after such ineligibility in the manner and with the effect hereinafter specified in this Article.”
SECTION 3.Limited Effect. (a) Except as expressly amended and modified by this Amendment, the Indenture shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Indenture, any other Transaction Document or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Indenture or any such other Transaction Document, any reference in any of such items to the Indenture or such Transaction Document being sufficient to refer to the Indenture or such Transaction Document as amended hereby.
(b) The parties hereto acknowledge and agree that, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any power, remedy or right of the Administrative Agents, the Noteholders or the Indenture Trustee on behalf of the Noteholders, or constitute a waiver of any provision of, or any past noncompliance with the Indenture any other documents, instruments and agreements executed or delivered therewith, or future noncompliance with any of the Transaction Documents or any other documents, instruments and agreements executed or delivered therewith, and shall not operate as a consent to any further or other matter under the Transaction Documents. Each party hereto agrees and understands that by entering into and performing its obligations hereunder, this Amendment, as it amends Indenture, shall not constitute a novation or discharge of any existing Indebtedness of the Issuer under the Indenture and shall in no way adversely affect or impair the priority of Indenture Trustee’s, on behalf of the Noteholders, security interest and lien on the Collateral. The Issuer acknowledges and agrees that, except with respect to the terms that have been amended pursuant to this Amendment, all obligations of the Issuer (including representations and warranties made, and covenants to be performed, prior to the date hereof) under the Indenture will remain outstanding and continue in full force and effect, unpaid, unimpaired and undischarged, and all liens created under the Indenture will continue in full force and effect, unimpaired and undischarged having the same perfection and priority for payment and performance of the obligations of the Issuer as were in place under Indenture. This Amendment is effective only for the specific purpose for which it is given and shall not be deemed a consent, waiver, amendment or other modification of any other term or condition set forth in the Transaction Documents.
SECTION 4.Conditions to Effectiveness of this Amendment. This Amendment shall be effective as of May 5, 2015 (the “Effective Date”), upon completion of the following:
(a)the execution and delivery of this Amendment by all parties hereto;
(b)the execution and delivery of Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect;
(c)the delivery of the Opinion of Counsel required under Section 12.3(a) of the Indenture addressed to the Indenture Trustee; and
(d)the delivery of the confirmation from each Note Rating Agency that the Amendment will not cause a Ratings Effect on any Outstanding Notes.

SECTION 5.Expenses. The Receivables Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents, the Receivables Seller shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to the Administrative Agents, the Noteholders, the Owner Trustee and the Indenture Trustee incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.
SECTION 6.Waiver of Tax Opinion. Each of the Administrator, the Servicer, the Subservicer and the Administrative Agents hereby waives and instructs the Indenture Trustee to waive the provision of Section 12.1(c) of the Indenture which requires delivery of an Issuer Tax Opinion with respect to this Amendment.

SECTION 7.Representations; Ratifications Covenants. (a) In order to induce the Noteholders and the Administrative Agents to execute and deliver this Amendment, each of the Issuer, Depositor, Receivables Seller, Administrator and Servicer (in the case of OLS, solely on behalf of itself) hereby represents and warrants to the Noteholders and the Administrative Agents that as of the date hereof, it is in full compliance with all of the terms and conditions of the Indenture and the other Transaction Documents and no Default or Event of Default has occurred and is continuing under the Indenture or any other Transaction Documents.
(b)    The parties hereto ratify all terms of the existing Indenture other than those amended hereby, and ratify those provisions as amended hereby.
SECTION 8.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
SECTION 9.Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which when so executed shall be an original and all of which taken together shall constitute one and the same instrument.
SECTION 10.Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment.
SECTION 11.Recitals. The recitals and statements contained in this Amendment shall be taken as the statements of the Issuer and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.
SECTION 12.Transaction Documents. The parties hereto acknowledge and agree that this Amendment is a Transaction Document and the Noteholders and the Administrative Agents shall have all of the remedies set forth in the Transaction Documents in the event of a breach of any representation, warranty or covenant made herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer
By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By:
Name:
Title:
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DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:
Name:
Title:

By:
Name:
Title:
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HLSS HOLDINGS, LLC, as Administrator and as Servicer (on and after the MSR Transfer Date)

By:
Name:
Title:
[Signatures continue on the next page]
OCWEN LOAN SERVICING, LLC, as Servicer (prior to the MSR Transfer Date)
By:
Name:
Title:
[Signatures continue on the next page]

BARCLAYS BANK PLC, as Administrative Agent
By:
Name:
Title:
[Signatures continue on the next page]

WELLS FARGO SECURITIES, LLC, as Administrative Agent
By:
Name:
Title:

[Signatures continue on the next page]

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent
By:
Name:
Title:
By:
Name:
Title:

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